SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant    [X]

Filed by a party other than the Registrant    [   ]

Check the appropriate box:

[   ] Preliminary proxy statement           [   ] Confidential, for Use of
[ X ] Definitive proxy statement                  the Commission Only (as
[   ] Definitive additional materials             permitted by Rule 14a-6(e)(2))
[   ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                       INTEGRATED DEVICE TECHNOLOGY, INC.
                (Name of Registrant as Specified in Its Charter)
                   ------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]   No fee required.
[   ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1) Title of each class of securities to which transaction applies:

             -------------------------------------------------------------------

         (2) Aggregate number of securities to which transaction applies:

             -------------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):

             -------------------------------------------------------------------

         (4) Proposed maximum aggregate value of transaction:

             -------------------------------------------------------------------

         (5) Total fee paid:

             -------------------------------------------------------------------

[   ]    Fee paid previously with preliminary materials.

[   ]    Check  box  if any part of the fee is offset as  provided  by  Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1) Amount previously paid:

             -------------------------------------------------------------------

         (2) Form, schedule or registration statement no.:

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         (3) Filing party:

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         (4) Date filed:

                       INTEGRATED DEVICE TECHNOLOGY, INC.

                                ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 14, 1999

                                ----------------


         Notice is hereby given that the 1999 Annual Meeting of the Stockholders (the "Annual Meeting") of Integrated Device Technology, Inc., a Delaware corporation (the "Company"), will be held on Tuesday, December 14, 1999, at 9:30 a.m., local time, at the Westin Hotel located at 5101 Great America Parkway, Santa Clara, California, for the following purposes:

         1. To elect one Class III director for a term to expire at the 2002 Annual Meeting of Stockholders;

         2. To approve an amendment to the Company's 1984 Employee Stock Purchase Plan to increase the number of shares reserved for issuance thereunder from 7,000,000 to 8,500,000;

         3.  To  ratify  the  appointment  of   PricewaterhouseCoopers   LLP  as
             independent accountants of the Company for fiscal 2000; and

         4. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.

         Stockholders of record at the close of business on October 22, 1999 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

         The majority of the Company's outstanding shares must be represented at the Annual Meeting (in person or by proxy) to transact business. To assure a proper representation at the Annual Meeting, please mark, sign and date the enclosed proxy and mail it promptly in the enclosed self-addressed envelope. Your proxy will not be used if you revoke it either before or at the Annual Meeting.

Santa Clara, California
October 29, 1999

                                             By Order of the Board of Directors



                                             Jerry Fielder
                                             Secretary


PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. YOUR VOTE IS IMPORTANT.

                       INTEGRATED DEVICE TECHNOLOGY, INC.
                                2975 Stender Way
                          Santa Clara, California 95054
                                 (408) 727-6116

                              --------------------

                       1999 ANNUAL MEETING OF STOCKHOLDERS
                                 PROXY STATEMENT

                              --------------------



                                October 29, 1999

         The accompanying proxy is solicited on behalf of the Board of Directors of Integrated Device Technology, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Tuesday, December 14, 1999 at 9:30 a.m., local time, or at any adjournment or postponement thereof. The Annual Meeting will be held at the Westin Hotel located at 5101 Great America Parkway, Santa Clara, California 95054. Only holders of record of the Company's Common Stock at the close of business on October 22, 1999 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, the Company had 91,057,296 shares of Common Stock outstanding and entitled to vote. A majority of such shares, present in person or represented by proxy, will constitute a quorum for the transaction of business. This Proxy Statement and the accompanying form of proxy were first mailed to stockholders on or about October 29, 1999. An annual report for the fiscal year ended March 28, 1999 is enclosed with this Proxy Statement.

                    VOTING RIGHTS AND SOLICITATION OF PROXIES

         Holders of the Company's Common Stock are entitled to one vote for each share held as of the above record date, except that in the election of directors, each stockholder has cumulative voting rights and is entitled to a number of votes equal to the number of shares held by such stockholder multiplied by the number of directors to be elected. The stockholder may cast these votes all for a single candidate or distribute the votes among any or all of the candidates. No stockholder will be entitled to cumulate votes for a candidate, however, unless that candidate's name has been placed in nomination prior to the voting and the stockholder, or any other stockholder, has given notice at the Annual Meeting, prior to the voting, of an intention to cumulate votes. In such an event, the proxy holder may allocate among the Board of Directors' nominees the votes represented by proxies in the proxy holder's sole discretion.

         Directors will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Proposal Nos. 2 and 3 each require for approval the affirmative vote of the majority of shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposals. All votes will be tabulated by the inspector of election appointed for the Annual Meeting who will separately tabulate, for each proposal, affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards a quorum and the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes will be counted towards a quorum but are not counted for any purpose in determining whether a matter has been approved.

         The expenses of soliciting proxies to be voted at the Annual Meeting will be paid by the Company. Following the original mailing of the proxies and other soliciting materials, the Company and/or its agents may also solicit proxies by mail, telephone, telegraph or in person. The Company has retained a proxy solicitation firm, Skinner & Co., Inc., to aid it in the solicitation process. The Company will pay that firm a fee equal to $5,000, plus expenses. Following the original mailing of the proxies and other soliciting materials, the Company will request that brokers, custodians, nominees and other record holders of the Company's Common Stock forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Common Stock and request authority for the exercise of proxies. In such cases, the Company, upon request of the record holders, will reimburse such holders for their reasonable expenses.

                             REVOCABILITY OF PROXIES

         Any person signing a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by (i) a writing delivered to the Company stating that the proxy is revoked,
(ii) by a subsequent proxy that is signed by the person who signed the earlier proxy and is presented at the Annual Meeting or (iii) by attendance at the Annual Meeting and voting in person. Please note, however, that if a stockholder's shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Annual Meeting, the stockholder must bring to the Annual Meeting a letter from the broker, bank or other nominee confirming that stockholder's beneficial ownership of the shares.

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

         As the date of the Annual Meeting, the Board of Directors will consist of five members, divided into three classes. One Class III director is to be elected at the Annual Meeting to serve a three-year term expiring at the 2002 Annual Meeting of Stockholders or until a successor has been elected and qualified. The remaining four directors will continue to serve for the terms as set forth in the table below.

         Carl E. Berg has been nominated by the Board of Directors to continue to serve as the Class III director. Mr. John Carey, also a Class III director, has decided not to seek re-election. As a result, the Board of Directors has reduced the number of Class III directors to one (1), effective as of the 1999 Annual Meeting.

         Shares represented by the accompanying proxy will be voted for the election of the nominee recommended by the Board of Directors unless the proxy is marked in such a manner so as to withhold authority to vote. In the event that a nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy, or the Board of Directors may reduce the authorized number of directors in accordance with the Company's Restated Certificate of Incorporation, as amended, and its Bylaws. The Board of Directors has no reason to believe that the nominee will be unable to serve.

Directors/Nominee

         The names of the nominee and the other directors of the Company, and certain information about them, as of October 22, 1999 are set forth below:

Name                                           Age      Principal Occupation                         Director Since
----                                           ---      --------------------                         --------------
Class I Directors -- Term expiring
at the 2000 Annual Meeting:

Leonard C. Perham                               56      Chief Executive Officer of the Company            1986

Jerry G. Taylor                                 50      President of the Company                          1999

Class II Directors -- Term expiring
at the 2001 Annual Meeting:

Federico Faggin(1)(2)                           58      Chairman of the Board of Directors of             1992
                                                        Synaptics, Inc.

John C. Bolger(1)(2)                            53      Private investor                                  1993

Class III Director -- Term expiring
at the 1999 Annual Meeting:

Carl E. Berg                                    62      Partner, Berg & Berg Industrial                   1982
                                                        Developers

---------------
(1)  Member of the Compensation and Stock Option Committee.
(2)  Member of the Audit Committee.

                                       2

         Mr. Perham joined the Company in 1983 as Vice President and General Manager, SRAM Division. In 1986 Mr. Perham was appointed President and Chief Operating Officer and a director of the Company. In 1991 Mr. Perham was elected Chief Executive Officer. In July 1999, Mr. Perham resigned from his position as President. Prior to joining the Company, Mr. Perham held executive positions at Optical Information Systems Incorporated and Zilog Inc.

         Mr. Taylor has been President of the Company since July 1999. Mr. Taylor joined the Company as Vice President, Manufacturing and Memory Products in June 1996, and served as Executive Vice President from January 1998 to July 1999. Prior to joining the Company, Mr. Taylor held engineering positions at Mostek, Fairchild Semiconductor, Benchmarq Microelectronics, Plano ISD and Lattice Semiconductor. Mr. Taylor was with Benchmarq Microelectronics from 1987 to 1992, with Plano ISD from 1993 to 1995 and with Lattice Semiconductor from April 1995 to June 1996.

         Mr. Faggin has been a director of the Company since 1992. Mr. Faggin is Chairman of the Board of Directors of Synaptics, Inc., a computer peripherals and software company, and since 1986 he has held various positions with Synaptics, including President, Chief Executive Officer and director. He is a director of Aptix, Inc., BOPS, Inc., Foveon, Inc. and Globespan, Inc.

         Mr. Bolger has been a director of the Company since January 1993. For the past five years, Mr. Bolger has been a private investor and is a retired Vice President of Finance and Administration of Cisco Systems, Inc. Mr. Bolger is a director of Integrated Systems Inc., Mission West Properties, Inc., Sanmina Corporation, TCSI Corporation, and JNI, Inc.

         Mr. Berg has been a director of the Company since 1982. Mr. Berg has been a partner of Berg & Berg Developers, a real estate development partnership, since 1979. He is a director of Mission West Properties, Inc., Systems Research, Valence Technology and Videonics.

Board Meetings and Committees

         The Board of Directors of the Company held a total of ten (10) meetings and acted once by unanimous written consent during the fiscal year ended March 28, 1999. The Board of Directors also has a Compensation and Stock Option Committee and an Audit Committee, but does not have a Nominating Committee or any committee performing this function.

         The Compensation and Stock Option Committee, composed of two outside nonemployee directors, Messrs. Bolger and Faggin, determines the salaries and incentive compensation for executive officers, including the Chief Executive Officer and key personnel, and administers the Company's stock option plans, including determining the number of shares underlying options to be granted to each employee and the terms of such options. Mr. Bolger is Chair of the Compensation and Stock Option Committee. The Compensation and Stock Option Committee held two (2) meetings during fiscal 1999 and acted by written consent thirteen (13) times.

         The Audit Committee, composed of Messrs. Bolger and Faggin, recommends engagement of the Company's independent accountants and is primarily responsible for approving the services performed by the Company's independent accountants and for reviewing and evaluating the Company's accounting practices and its systems of internal accounting controls. Mr. Bolger is the Chair of the Audit Committee. The Audit Committee held two (2) meetings during fiscal 1999.

         Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees on which such director served during fiscal 1999.

Director Compensation

         Members of the Board of Directors who are not also officers or employees of the Company are paid an annual retainer in the amount of $10,000 per fiscal year, $2,500 per quarterly board meeting attended (except telephone meetings), $1,000 per additional board meeting attended (except telephone meetings) and $500 per committee meeting attended if not conducted on the same day as a Board meeting.

         Each nonemployee Director is initially granted an option to purchase 16,000 shares of the Company's Common Stock on the date of such nonemployee Director's first election or appointment to the Board. In addition, the nonemployee Director who chairs the Audit Committee of the Board of Directors is granted an option to purchase 4,000 shares of the Company's Common Stock on the date of such nonemployee Director's first election or appointment as Chair of the Audit Committee. Initial grants which have been granted in or prior to fiscal 1999 vest 25% per year commencing on the first anniversary date of the grant and expire ten years after issuance. Initial option grants to nonemployee directors after fiscal 1999 will have a term of seven years and become exercisable as to 25% of the shares subject to such options on the first anniversary of the date of grant, and then as to 1/36 of the shares each month thereafter.

         Annually after receipt of the initial grant, each nonemployee Director is granted an option to purchase 4,000 shares of the Company's Common Stock and an additional 1,000 shares of the Company's Common Stock if the optionee is also Chair of the Audit Committee. The annual grant for the Chair of the Audit Committee is made on the anniversary of his election to Chair of the Audit Committee. The annual grants for the other nonemployee directors are made each year on the date of the Company's annual meeting of stockholders. Annual option grants in or prior to fiscal 1999 become fully exercisable four (4) years after the date of the grant and expire ten (10) years after the date of the Grant. Options granted after fiscal 1999 have a term of seven (7) years and become exercisable as to 25% of the shares subject to such options on the first anniversary of the date of grant, and then as to 1/36 of the shares each month thereafter.

                 THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF
                             THE NOMINATED DIRECTOR

                  PROPOSAL NO. 2 - APPROVAL OF AMENDMENT TO THE
                        1984 EMPLOYEE STOCK PURCHASE PLAN

         Stockholders are being asked to approve an amendment to the Company's 1984 Employee Stock Purchase Plan (the "Purchase Plan") to increase the number of shares of Common Stock reserved for issuance thereunder from 7,000,000 shares to 8,500,000 shares (an increase of 1,500,000 shares). The Board of Directors of the Company approved the proposed amendment described above on April 21, 1999, to be effective upon stockholder approval.

         Below is a summary of the principal provisions of the Purchase Plan assuming approval of the above amendment, which summary is qualified in its entirety by reference to the full text of the Purchase Plan. The Company will provide, without charge, to each person to whom a Proxy Statement is delivered, upon request of such person and by first class mail within one business day of receipt of such request, a copy of the Purchase Plan. Any such request should be directed as follows: Stock Administrator, Integrated Device Technology, Inc., 2975 Stender Way, Santa Clara, CA 95054; telephone number (408) 727-5111; facsimile number (408) 654-6943.

1984 Purchase Plan History

         In May 1984, the Board of Directors of the Company adopted the Purchase Plan, and on July 31, 1984, it was approved by the stockholders of the Company. 600,000 shares of Common Stock were originally reserved for issuance under the Purchase Plan. From time to time, the Board of Directors and stockholders of the Company have approved increases in the number of shares reserved for issuance under the Purchase Plan. Most recently, in April 1998, the Board of Directors amended and restated the Purchase Plan to increase the number of shares of Common Stock issuable thereunder by 1,950,000 shares to 7,000,000 shares, and on August 27, 1998, the stockholders of the Company approved the increase. A maximum of 2,185,962 shares were available for issuance as of the Record Date pursuant to the Purchase Plan (assuming approval of the proposed amendment).

Description of the Purchase Plan

         General. The Purchase Plan, which is intended to qualify under the provisions of section 423 of the Internal Revenue Code of 1986 (the "Code"), provides for the grant to employees of rights to purchase shares of the Company's Common Stock.

         Administration. The Purchase Plan is administered by a plan administrator appointed by the Board of Directors (the "Plan Administrator"). The Plan Administrator has final authority for interpretation of any provisions of the Purchase Plan or of any right to purchase stock granted under the Purchase Plan. All costs and expenses associated with the administration of the Purchase Plan are borne by the Company. In addition, the Purchase Plan provides certain indemnification provisions.

         Eligibility. Employees of the Company (including officers) become eligible for participating in the Purchase Plan after having completed three months of continuous employment that customarily entails more than twenty hours a week and more than five months per calendar year. However, no employee is eligible to participate in the Purchase Plan if, immediately after the election to participate, such employee would own stock of the Company (including stock such employee may purchase under outstanding options) representing 5% or more of the total combined voting power or value of all classes of stock of the Company. In addition, no employee is permitted to participate if under the Purchase Plan and all similar purchase plans of the Company or its subsidiaries, such rights would accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined at the time the right is granted) for each calendar year.

         Participation. The Purchase Plan is implemented by one or more periods of not more than twenty-seven months each ("Participation Periods"). The Board of Directors determines the duration of Participation Periods and commencement dates. The duration of each Participation Period is generally each of the Company's fiscal quarters, and each Participation Period generally commences on the first day of each quarter. Eligible employees become participants in the Purchase Plan by executing a participation agreement and filing it with the Plan Administrator no later than the deadline stated on the participation agreement, and if none is stated, then no later than the first day of the Participation Period. By enrolling in the Purchase Plan, a participant is deemed to have elected to purchase the maximum number of whole shares of Common Stock that can be purchased with the compensation withheld during the Participation Period. With respect to any Participation Period, no participant is eligible to purchase more than 2,500 shares of stock (adjusted for Participation Periods longer than a fiscal quarter and for recapitalizations).

         Payroll Deductions. The payroll deductions made for each participant may be not less than 2% nor more than 10% of a participant's base earnings. Base earnings is defined in the Purchase Plan as all compensation, including payments for overtime work and shift differential, but excluding all incentive compensation, sales commissions and other bonuses. Payroll deductions commence with the first paycheck issued during the Participation Period and are deducted from subsequent paychecks throughout the Participation Period unless changed or terminated as provided in the Purchase Plan. The participant may, if permitted by the Plan Administrator, decrease the rate of payroll withholding during a Participation Period by filing a new participation agreement. The new rate becomes effective the first day of the second payroll period which begins following the receipt of the new participation agreement. The participant may increase or decrease the rate of payroll withholding for the next Participation Period by filing a new participation agreement on or before the date specified by the Plan Administrator and if none is stated, then no later than the first day of the Participation Period for which the change is to be effective.

         The Company maintains a plan account in the name of each participant and credits the amount deducted from compensation to such account.

         Purchase of Stock; Price. As of the last day of each Participation Period, each participant's accumulated payroll deductions are applied to the purchase of whole shares of Common Stock at a price which is the lower of (i) 85% of the fair market value per share of the Common Stock on the first trading day of the Participation Period or (ii) 85% of the fair market value per share of the Common Stock on the last trading day during the Participation Period. The fair market value of the Common Stock on a given date is defined as the closing price as reported by the Nasdaq National Market. In the event that the aggregate number of shares which all participants elect to purchase during a Participation Period exceeds the number of shares remaining for issuance under the Purchase Plan, the available shares will be ratably divided and any excess cash will be refunded to the participants.

         Participants are notified by statements of account as soon as practicable following the end of each Participation Period as to the amount of payroll deductions, the number of shares purchased, the purchase price and the remaining cash balance of their plan account. Certificates representing whole shares are delivered to a brokerage account and kept in such account pursuant to the participation agreement. The shares must be kept in the brokerage account for two years from the date of grant unless sold.

         Withdrawal From the Purchase Plan. Participants may withdraw from participation under the Purchase Plan at any time up to the last day of a Participation Period by filing the prescribed form with the Plan Administrator. As soon as practicable after withdrawal, payroll deductions cease and all amounts credited to the participant's plan account are refunded in cash, without interest. A participant who has withdrawn from the Purchase Plan shall not be a participant in future Participation Periods unless he or she re-enrolls pursuant to the Purchase Plan's guidelines.

         Termination of Employment. Termination of a participant's status as a full-time or permanent part-time employee for any reason, including death, is treated as an automatic withdrawal from the Purchase Plan. A participant may designate in writing a beneficiary who is to receive shares and cash in the event of the participant's death subsequent to the purchase of shares, but prior to delivery. A participant may also designate a beneficiary to receive cash in his or her account in the event of such participant's death prior to the last day of the Participation Period.

         Nontransferability. The rights or interests of any participant in the Purchase Plan or in any shares or cash to which such participant may be entitled, shall not be transferable by voluntary or involuntary assignment or by operation of law, or by any other manner than as permitted by the Code, by will or the laws of descent and distribution. An attempt by a participant to transfer an interest in violation of the Purchase Plan is treated as an automatic withdrawal.

         Amendment and Termination of the Purchase Plan. The Board of Directors has the right to amend, modify or terminate the Purchase Plan at any time without notice; provided, however, stockholder approval shall be obtained when required by applicable laws, regulations or rules.

         Adjustments Upon Changes in Capitalization. In the event of a subdivision or consolidation of outstanding shares, the payment of a stock dividend or other increase or decrease in such shares effected without the receipt of consideration by the Company, the aggregate number of shares offered under the Purchase Plan, the number and price of shares which any participant may elect to purchase and the maximum number of shares which a participant may elect to purchase under the Purchase Plan in any Participation Period, shall be proportionately adjusted. In the event of a dissolution or liquidation of the Company, or a merger or consolidation to which the Company is a constituent corporation, the Purchase Plan shall terminate, unless the plan of merger, consolidation or reorganization provides otherwise, and all amounts which each participant has paid towards the stock purchase price shall be refunded.

Certain Federal Income Tax Information

         The following is a general summary as of this date of the federal income tax consequences to the Company and employees participating in the Purchase Plan. The federal tax laws may change and the federal, state and local tax consequences for any participating employee will depend upon his or her individual circumstances. Each participating employee is encouraged to seek the advice of a qualified tax advisor regarding the tax consequences for participation in this Purchase Plan.

         The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 423 of the Internal Revenue Code. The Purchase Plan is not subject to any provisions of the Employees Retirement Income Security Act of 1974. Under these provisions, no income will be taxable to a participant until the sale or other disposition of the shares purchased under the Purchase Plan. Upon such sale or disposition, the participant will generally be subject to tax in an amount that depends upon the holding period. If the shares are sold or disposed of more than two years from the first day of the Participation Period and one year from the date of purchase, the participant will recognize ordinary income measured as the lesser of (i) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price or (ii) an amount equal to 15% of the fair market value of the shares as of the first day of the Participation Period. Any additional gain will be treated as long-term capital gain. If the shares are held for the periods described above, are sold and the sale price is less than the purchase price, there is no ordinary income and the participating employee has a long-term capital loss for the difference between the sale price and the purchase price. If the shares are sold or otherwise disposed of before the expiration of the holding periods described above, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized upon a sale or disposition of shares prior to the expiration of the holding periods described above. The Company will treat any transfer of record ownership of shares as a disposition, unless it is notified to the contrary. In order to enable the Company to learn of disqualifying dispositions and ascertain the amount of the deductions to which it is entitled, participating employees will be required to notify the Company in writing of the date and terms of any disposition of shares purchased under the Purchase Plan.

New Plan Benefits

          The amounts of future stock purchases under the Purchase Plan are not determinable because, under the terms of the Purchase Plan, purchases are based upon elections made by participants. Future purchase prices are not determinable because they are based upon fair market value of the Company's Common Stock.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT
                    TO THE 1984 EMPLOYEE STOCK PURCHASE PLAN

                  PROPOSAL NO. 3 - RATIFICATION OF SELECTION OF
                             INDEPENDENT ACCOUNTANTS

           The Board of Directors has appointed PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending April 2, 2000, and the stockholders are being asked to ratify such selection. PricewaterhouseCoopers LLP has been engaged as the Company's independent accountants since 1993. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, and will be given an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS

         Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth certain  information,  as of October 22,
1999, with respect to the beneficial ownership of the Company's Common Stock by:
(a) each director and nominee;  (b) each Named  Executive  Officer (as set forth below); and (c) all current officers and directors as a group.

                                               SECURITY OWNERSHIP
                                               ------------------
                                                                   Shares                      Percentage of
Name and Address of Beneficial Owner                      Beneficially Owned(1)(2)         Beneficial Ownership
------------------------------------                      ------------------------         --------------------
Non-Employee Directors

Carl E. Berg(3)....................................              4,356,131                           4.8
D. John Carey(4)...................................              1,087,266                           1.2
Federico Faggin(5).................................                 92,000                            *
John C. Bolger(6)..................................                 20,000                            *

Named Executive Officers

Leonard C. Perham(7)...............................              1,125,493                           1.2
Glenn Henry(8).....................................                230,706                            *
Jerry G. Taylor(9).................................                158,125                            *
Chuen-Der Lien(10).................................                222,875                            *
David G. Cote(11)..................................                 73,781                            *

All current Executive Officers
and Directors as a Group (15 persons)(12)(13)......              7,652,529                           8.2

----------------------

*      Less than 1%.

(1) Unless otherwise indicated below, the Company believes that the persons named in the table have sole voting and sole investment power with respect to all shares of Common Stock shown in the table to be beneficially owned by them, subject to community property laws where applicable. Unless otherwise indicated below, the address of the named beneficial owner is that of the Company.

(2) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days upon the exercise of options. Each stockholder's percentage ownership is determined by assuming that options that are held by such person (but not those held by any other person) and that are exercisable within 60 days of October 22, 1999, have been exercised.

(3) Represents 2,450,231 shares held of record by Mr. Berg, 1,849,900 shares held of record by West Coast Venture Capital, L.P., of which Mr. Berg is a general partner and 56,000 shares subject to options exercisable within 60 days of October 22, 1999.

(4) Represents 842,274 shares held of record by Mr. Carey, 7,278 shares held of record by Mr. Carey's 401(k) plan account, 5,690 shares held of record by Mr. Carey's daughter and 232,024 shares subject to options exercisable within 60 days of October 22, 1999. Mr. Carey has been a Class III director of the Company since 1980, but has decided not to seek re-election. His term expires as of the 1999 Annual Meeting.

(5) Includes 68,000 shares subject to options exercisable within 60 days of October 22, 1999.

(6) Represents 20,000 shares subject to options exercisable within 60 days of October 22, 1999.

(7) Represents 117,400 shares beneficially owned by Mr. Perham, 8,286 shares held of record by Mr. Perham's 401(k) plan account and 999,807 shares subject to options exercisable within 60 days of October 22, 1999.

(8) Represents 5,082 shares beneficially owned by Mr. Henry and 225,624 shares subject to options exercisable within 60 days of October 22, 1999.

(9) Represents 158,125 shares subject to options exercisable within 60 days of October 22, 1999.

(10) Represents 22,192 shares beneficially owned by Mr. Lien, 2,140 shares held of record by Mr. Lien's 401(k) plan account and 198,543 shares subject to options exercisable within 60 days of October 22, 1999.

                                       8



(11) Represents 6,515 shares beneficially owned by Mr. Cote and 67,266 shares subject to options exercisable within 60 days of October 22, 1999.

(12) Includes the shares described in notes 3-7 and 9-11, and an additional 30,423 shares and 486,435 shares subject to options exercisable within 60 days of October 22, 1999 held by executive officers not listed in the table.

(13) Excludes shares described in note 9 as Mr. Henry is no longer an executive officer or employee of the Company.

                REPORT OF COMPENSATION AND STOCK OPTION COMMITTEE
                            ON EXECUTIVE COMPENSATION

         The report of the Compensation and Stock Option Committee on Executive Compensation shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

         This report is provided by the Compensation and Stock Option Committee of the Board of Directors of Integrated Device Technology, Inc. to assist stockholders in understanding the objectives and procedures in establishing the compensation of the Company's Chief Executive Officer, Leonard C. Perham, and other executive officers. During the Company's fiscal year ended March 28, 1999, the Company's compensation program was administered by the Compensation and Stock Option Committee of the Board of Directors. The role of the Compensation and Stock Option Committee was to review and approve salaries, cash bonuses and other compensation of the executive officers and to administer the Company's 1994 Stock Option Plan (the "1994 Option Plan") and 1997 Stock Option Plan (the "1997 Option Plan"), including review and approval of stock option grants under the 1994 Option Plan to the executive officers. Executive officers are not eligible for stock option grants under the 1997 Option Plan. The Compensation and Stock Option Committee consists solely of outside directors, Messrs. Bolger and Faggin.

Compensation Philosophy

         The  Compensation   and  Stock  Option  Committee   believes  that  the
compensation of the Company's executive officers should be:

         o        competitive in the market place;

         o directly linked to the Company's profitability and to the value of the Company's Common Stock; and

         o sufficient to attract, retain and motivate well-qualified executives who will contribute to the long-term success of the Company.

         Each year, the Company's Human Resources Department develops executive compensation data from a nationally recognized survey for a group of similar size high technology companies and provides this data to the Compensation and Stock Option Committee. The factors used to determine the participants in the survey include annual revenue, industry, growth rate and geography. The Company's executive level positions, including the Chief Executive Officer, were matched to comparable survey positions and competitive market compensation levels to determine base salary, target incentives and target total cash compensation. Practices of such companies with respect to stock option grants are also reviewed and compared.

         In preparing the performance graph for this Proxy Statement, the Company used the S&P Electronics (Semiconductors) Index ("S&P Index") as its published line of business index. The companies in the survey were substantially similar to the companies contained in the S&P Index. Approximately two-thirds of the companies included in the survey group are included in the S&P Index. The remaining companies included in the survey group were felt to be relevant by the Company's independent compensation consultants because they compete for executive talent with the Company notwithstanding that they are not included in the S&P Index. In addition, certain companies in the S&P Index were excluded from the survey group because they were determined not to be competitive with the Company for executive talent, or because compensation information was not available.

         This competitive market data, along with the Company's general knowledge of compensation trends in the survey group, is reviewed each year with the Chief Executive Officer for each executive level position and with the Compensation and Stock Option Committee as to the Chief Executive Officer. In addition, each executive officer's performance for the last fiscal year and objectives for the subsequent year are reviewed, together with the executive's responsibility level and the Company's fiscal performance versus objectives and potential performance targets for the subsequent year.

         Key Elements of Executive Compensation

         The Company's executive compensation program consists of a cash and an equity-based component. Base pay and, if warranted, an annual bonus and a semi-annual award under the Company's Profit Sharing Plan constitute the cash components. Grants of stock options under the Company's 1994 Option Plan comprise the equity-based component. The Vice President of Sales is also eligible to receive a commission-based bonus, which is paid quarterly.

         Cash Components. Cash compensation is designed to fluctuate with Company performance. In years that the Company exhibits superior financial performance, cash compensation is designed to be above average competitive levels; when financial performance is below goal, cash compensation is designed generally to be below average competitive levels. Essentially, this is achieved through the cash bonus and Profit Sharing Plan awards, which fluctuate generally with pre-tax profitability.

         Base Pay: Base pay guidelines are established for executive officers after a review of compensation survey data referred to above, adjusted to reflect changes in compensation trends since the survey was prepared. Individual base pay within the guidelines is based on sustained individual performance toward achieving the Company's goals and objectives. Executive salaries are reviewed annually. Executive officer salaries increased by approximately 5% over salaries for fiscal 1998 annualized for executive officers joining the Company during fiscal 1998.

         Bonus: The Company's bonus policy is to pay an annual cash bonus to certain executive officers and other key employees based on the pre-tax operating income of the Company and the employee's individual performance. Payment of bonuses is usually made in the first quarter of each fiscal year for performance during the previous year. The amount of each bonus is determined by the Chief Executive Officer subject to the approval of the Compensation and Stock Option Committee. The aggregate amount of all bonuses paid for any single fiscal year may not exceed 6% of pre-tax profits for the year. Pursuant to this policy, certain of the Company's executive officers received a bonus for fiscal 1999. The Company's Chief Executive Officer did not receive a bonus for fiscal 1999, but has received a payment of $1,181 under the Profit Sharing Plan.

         Profit Sharing Plan: The Profit Sharing Plan is available to all employees who have at least six months of service with the Company. The Board of Directors determines the amount of annual contributions under the Profit Sharing Plan. In fiscal 1999, the Company provided for $315,000 in contributions to the Profit Sharing Plan, including approximately 1% of pre-tax profit which is contributed semiannually to the employees' Section 401(k) Plan accounts. Contributions to the Profit Sharing Plan and Section 401(k) Plan are made in cash and distributed semi-annually. The amount of each participating employee's distribution is that portion of total funds available for distribution equal to such employee's base salary divided by the aggregate base salaries of all participating employees.

         Equity-Based Component. Stock options are an essential element of the Company's executive compensation package. The Compensation and Stock Option Committee believes that equity-based compensation in the form of stock options links the interests of management and stockholders by focusing employees and management on increasing stockholder value. The actual value of such equity-based compensation depends entirely on appreciation of the Company' stock.

         During fiscal 1999, the Compensation and Stock Option Committee made stock option grants to certain executives including the Chief Executive Officer. See "Executive Compensation--Option Grants in Fiscal 1999." Stock options typically have been granted to executive officers when the executive first joins the Company, annually thereafter, in connection with significant changes in responsibilities, and, occasionally, to achieve equity within a peer group. In some cases, stock options are awarded to provide incentives to certain employees to attain or help the Company attain specified goals. The number of shares subject to each stock option granted takes into account or is based on anticipated future contribution and ability to impact corporate and/or business unit results, past performance or consistency within the executive's peer group, prior option grants to the executive officer and the level of vested and unvested options. The purpose of these options is to provide greater incentive to those officers to continue their employment with the Company and to strive to increase the value of the Company's Common Stock on the date of grant. Except as otherwise provided by the Compensation and Stock Option Committee, these options generally vest as to 25% of the total shares one (1) to two (2) years after the date of grant and then monthly over the next three years.

Fiscal 1999 CEO Compensation

         In evaluating the compensation of Mr. Perham, President and Chief Executive Officer of the Company, for services rendered in fiscal 1999, the Compensation and Stock Option Committee examined both quantitative and qualitative factors. In looking at quantitative factors, the Compensation and Stock Option Committee reviewed the Company's fiscal 1999 financial results and compared them with the Company's financial results in fiscal 1998 and with the companies in the S&P Electronics Index. The Compensation and Stock Option Committee reviewed the Company's net loss for fiscal 1999, the Company's decrease in earnings per share in fiscal 1999, the Company's decrease in revenues for fiscal 1999 and other factors. The Compensation and Stock Option Committee did not apply any specific quantitative formula which could assign weights to those performance measures or establish numerical targets for any given factor.

         Based on the foregoing, the factors considered in determining the sizes of the stock option awards discussed above and certain other incentives that the Compensation and Stock Option Committee wished to provide to Mr. Perham, the Committee made the following determinations with respect to Mr. Perham's compensation for fiscal 1999.

         In fiscal 1999, Mr. Perham's base salary was decreased to $334,248 (compared to $339,393 in fiscal 1998).

         In fiscal 1999, Mr. Perham received a payment of $1,181 under the Profit Sharing Plan and $29 in profit sharing under the Section 401(k) Plan.

         During fiscal 1999, Mr. Perham was granted no new options. Mr. Perham did have previously granted options for 700,000 shares repriced during fiscal 1999 as part of the Company's 1998 Option Repricing Program (described below) that was offered to all executive officers and employees of the Company.

Tax Deductibility of Executive Compensation

         Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"), generally provides that publicly held corporations may not deduct in any taxable year certain compensation in excess of $1 million paid to the chief executive officer and the next five most highly compensated executive officers. The 1994 Option Plan and the Profit Sharing Plan are in compliance with Section 162(m) and the Company believes that its compensation programs will generally satisfy the requirements for deductibility of all cash and stock-related incentive compensation to be paid to the Company's executive officers under Section 162(m). However, the Compensation and Stock Option Committee considers one of its primary responsibilities to be providing a compensation program that will attract, retain and reward executive talent necessary to maximize shareholder returns. Accordingly, the Compensation and Stock Option Committee believes that the Company's interests are best served in some circumstances to provide compensation (such as salary and perquisites) which might be subject to the tax deductibility limitation of Section 162(m).

1998 Option Repricing Program

         Competition for skilled engineers and other key employees in the semiconductor industry is intense and the use of significant stock options for retention and motivation of such personnel is widespread in the high technology industries. The Compensation and Stock Option Committee believes that stock options are a critical component of the compensation offered by the Company to promote longer-term retention of key employees, motivate high levels of performance and recognize employee contributions in the success of the Company. The market price of the Company's Common Stock decreased substantially from a high of $16.13 in the fourth quarter of fiscal 1998 to a low of $4.22 in the second quarter of fiscal 1999. In light of this substantial decline in the market price, the Compensation and Stock Option Committee believed that the larger numbers of outstanding stock options with exercise prices in excess of the actual market price were no longer an effective tool to encourage employee retention or to motivate high levels or performance. As a result, the Compensation and Stock Option Committee approved, on July 15, 1998, an option repricing program.

         All executive officers and employees and certain consultants who had been granted stock options were eligible to participate. Under the program, the eligible optionees were permitted to exchange one or more of their existing stock options with an exercise price not less than $8.125 ("Old Options") for new stock options ("Repriced Options") covering a number of shares equal to the number of unexercised shares covered by the applicable Old Option. Each exchanged Old Option was cancelled. The exercise price of the Repriced Options was equal to the closing market price ($7.125) on July 14, 1998, the trading date preceding the date on which the Committee approved the repricing plan. The schedules on which Repriced Options became exercisable were, subject to the exercise black-out period described below, identical to the applicable exchanged and cancelled Old Options. Notwithstanding the foregoing and except for the circumstances described below, each Repriced Option was prohibited from being exercised, in whole or in part (notwithstanding any amount that may have previously been exercisable) until July 15, 1999, at which time the same number of shares that would have been exercisable on July 15, 1999, under the Old Option become exercisable under the Repriced Option.

         Options subject to repricing from April 1, 1989 through March 31, 1999 for each of the Company's executive officers at the end of fiscal 1999 are listed in the following table:

                                        Number Of
                                       Securities     Market Price                                Length Of Original
                                       Underlying      Of Stock At      Exercise                      Option Term
                                        Options/         Time Of     Price At Time      New        Remaining At Date
                                       Repriced Or    Repricing Or    Of Repricing   Exercise       If Repricing Or
          Name              Date       Amended (#)      Amendment     Or Amendment     Price          Amendment
------------------------- ---------- ---------------- -------------- --------------- ----------- ----------------------

Boisseree, Brian            7/15/98     24,000         $7.1250         $12.6250        $7.1250     1 Years  212 Days
                            7/15/98      4,500          7.1250          10.0000         7.1250     4 Years  212 Days
                            7/15/98      4,500          7.1250          10.3750         7.1250     6 Years  212 Days
                            7/15/98     17,500          7.1250          10.8750         7.1250     2 Years  353 Days
                            7/15/98     20,000          7.1250           9.4375         7.1250     3 Years  171 Days

Carey, D. John             11/29/88     17,776          4.2500           5.6250         4.2500     5 Years  100 Days
                           11/29/88     72,224          4.2500           5.2650         4.2500     5 Years  100 Days
                             2/2/90     90,000          2.5625           2.9600         2.9625     2 Years  261 Days
                             2/2/90     17,776          2.5625           4.2500         2.5625     3 Years  300 Days
                             2/2/90     72,224          2.5625           4.2500         2.5625     3 Years  300 Days
                             2/2/90     21,332          2.5625           4.6875         2.5625     4 Years  361 Days
                             2/2/90     68,668          2.5625           4.6875         2.5625     4 Years  361 Days
                           10/15/90    300,000          1.8125           2.3767         1.8125     6 Years  167 Days
                           10/15/90     90,000          1.8125           2.5625         1.8125     9 Years  110 Days
                           10/15/90     15,820          1.8125           2.5625         1.8125     9 Years  110 Days
                           10/15/90     64,280          1.8125           2.5625         1.8125     9 Years  110 Days
                           10/15/90     21,332          1.8125           2.5625         1.8125     9 Years  110 Days
                           10/15/90     68,668          1.8125           2.5625         1.8125     9 Years  110 Days

Cote, David G.              7/15/98    100,000         $7.1250         $10.8750        $7.1250     2 Years  273 Days

                                       13


                                        Number Of
                                       Securities     Market Price                                Length Of Original
                                       Underlying      Of Stock At      Exercise                      Option Term
                                        Options/         Time Of     Price At Time      New        Remaining At Date
                                       Repriced Or    Repricing Or    Of Repricing   Exercise       If Repricing Or
          Name              Date       Amended (#)      Amendment     Or Amendment     Price          Amendment
------------------------- ---------- ---------------- -------------- --------------- ----------- ----------------------

                            7/15/98     20,000          7.1250          10.3750         7.1250     6 Years  273 Days

Henry, Glenn                1/15/96    150,000          9.8750          18.0313         9.8750     9 Years  108 Days
                            1/15/96    100,000          9.8750          18.0313         9.8750     9 Years  108 Days
                            7/15/98    150,000          7.1250           9.8750         7.1250     1 Years  184 Days
                            7/15/98    100,000          7.1250           9.8750         7.1250     6 Years  251 Days
                            7/15/98     28,125          7.1250          11.9375         7.1250     3 Years  251 Days
                            7/15/98     21,094          7.1250          10.8750         7.1250     4 Years  251 Days
                            7/15/98     25,000          7.1250          10.3750         7.1250     6 Years  251 Days
                            7/15/98     30,781          7.1250          12.3750         7.1250     4 Years  251 Days
                            7/15/98     40,000          7.1250           9.1250         7.1250     7 Years  149 Days

Hunter, Michael             7/15/98     50,000          7.1250           9.8750         7.1250     1 Years  184 Days
                            7/15/98     24,000          7.1250          13.6250         7.1250     2 Years  143 Days
                            7/15/98     18,500          7.1250          10.0000         7.1250     4 Years  184 Days
                            7/15/98     18,500          7.1250          10.3750         7.1250     6 Years  184 Days

Krock, Alan F.              7/15/98      3,375          7.1250          10.0000         7.1250     4 Years  212 Days
                            7/15/98      5,400          7.1250          10.3750         7.1250     6 Years  212 Days
                            7/15/98     50,000          7.1250           9.4375         7.1250     3 Years  171 Days
                            7/15/98     23,125          7.1250           9.4375         7.1250     2 Years  353 Days
                            7/15/98     18,000          7.1250           9.4375         7.1250     1 Years  212 Days

Lien, Chuen-Der              2/2/90     12,240          2.5625           2.9600         2.5625     2 Years  190 Days
                             2/2/90      2,190          2.5625           4.2500         2.5625     3 Years  187 Days
                             2/2/90      2,230          2.5625           4.2500         2.5625     3 Years  187 Days
                             2/2/90      3,400          2.5625           4.7500         2.5625     4 Years  195 Days
                           10/15/90     12,240          1.8125           2.5625         1.8125     9 Years  110 Days
                           10/15/90      2,190          1.8125           2.5625         1.8125     9 Years  110 Days
                           10/15/90      2,230          1.8125           2.5625         1.8125     9 Years  110 Days
                           10/15/90      3,400          1.8125           2.5625         1.8125     9 Years  110 Days
                           10/15/90      2,950          1.8125           2.0625         1.8125     9 Years  336 Days
                           10/15/90     14,850          1.8125           2.0625         1.8125     9 Years  336 Days
                            1/15/96     32,000          9.8750          10.5000         9.8750     8 Years  213 Days
                            1/15/96     40,000          9.8750          32.0625         9.8750     9 Years  212 Days
                            1/15/96     24,000          9.8750          32.0625         9.8750     9 Years  212 Days
                            7/15/98     32,000          7.1250           9.8750         7.1250     2 Years  26 Days
                            7/15/98     40,000          7.1250           9.8750         7.1250     3 Years  26 Days
                            7/15/98     24,000          7.1250           9.8750         7.1250     1 Years  184 Days
                            7/15/98     30,000          7.1250          10.1250         7.1250     5 Years  26 Days
                            7/15/98     25,000          7.1250          10.3750         7.1250     6 Years  26 Days
                            7/15/98      5,000          7.1250          12.3750         7.1250     6 Years  26 Days

                                       14



                                        Number Of
                                       Securities     Market Price                                Length Of Original
                                       Underlying      Of Stock At      Exercise                      Option Term
                                        Options/         Time Of     Price At Time      New        Remaining At Date
                                       Repriced Or    Repricing Or    Of Repricing   Exercise       If Repricing Or
          Name              Date       Amended (#)      Amendment     Or Amendment     Price          Amendment
------------------------- ---------- ---------------- -------------- --------------- ----------- ----------------------

Menache, Jack                2/2/90     60,000         $2.5625          $4.7500        $2.5625     4 Years  228 Days
                           10/15/90     60,000          1.8125           2.5625         1.8125     9 Years  110 Days
                           10/15/90     20,000          1.8125           2.5625         1.8125     9 Years  274 Days
                            1/15/96     28,000          9.8750          10.1563         9.8750     8 Years  274 Days
                            1/15/96     21,000          9.8750          19.8750         9.8750     9 Years  273 Days
                            7/15/98     28,000          7.1250           9.8750         7.1250     2 Years  65 Days
                            7/15/98     21,000          7.1250           9.8750         7.1250     3 Years  65 Days
                            7/15/98     21,000          7.1250          10.1250         7.1250     5 Years  65 Days
                            7/15/98     17,500          7.1250          10.3750         7.1250     6 Years  65 Days
                            7/15/98     25,000          7.1250           9.4375         7.1250     7 Years  171 Days

Perham, Leonard C.         11/29/88     17,776          4.2500           5.6250         4.2500     5 Years  100 Days
                           11/29/88     72,224          4.2500           5.6250         4.2500     5 Years  100 Days
                             2/2/90     90,000          2.5625           2.9600         2.5625     2 Years  261 Days
                             2/2/90     17,776          2.5625           4.2500         2.5625     3 Years  300 Days
                             2/2/90     72,224          2.5625           4.2500         2.5625     3 Years  300 Days
                             2/2/90     21,332          2.5625           4.6875         2.5625     4 Years  361 Days
                             2/2/90     68,668          2.5625           4.6875         2.5625     4 Years  361 Days
                           10/15/90     24,999          1.8125           2.2500         1.8125     5 Years  358 Days
                           10/15/90     30,000          1.8125           2.2500         1.8125     5 Years  358 Days
                           10/15/90    300,000          1.8125           2.3767         1.8125     6 Years  6 Days
                           10/15/90     90,000          1.8125           2.5625         1.8125     9 Years  110 Days
                           10/15/90     17,776          1.8125           2.5625         1.8125     9 Years  110 Days
                           10/15/90     72,224          1.8125           2.5625         1.8125     9 Years  110 Days
                           10/15/90     21,332          1.8125           2.5625         1.8125     9 Years  110 Days
                           10/15/90     68,668          1.8125           2.5625         1.8125     9 Years  110 Days
                            1/15/96    160,000          9.8750          10.1563         9.8750     8 Years  274 Days
                            1/15/96    120,000          9.8750          19.8750         9.8750     9 Years  273 Days
                            7/15/98    160,000          7.1250           9.8750         7.1250     2 Years  80 Days
                            7/15/98    120,000          7.1250           9.8750         7.1250     3 Years  80 Days
                            7/15/98    120,000          7.1250           9.1250         7.1250     5 Years  80 Days
                            7/15/98    100,000          7.1250          10.3750         7.1250     6 Years  80 Days
                            7/15/98    100,000          7.1250          11.5625         7.1250     7 Years  83 Days
                            7/15/98    100,000          7.1250          11.5625         7.1250     7 Years  83 Days

Taylor, Jerry G.            7/15/98    120,000          7.1250          10.1250         7.1250     1 Years  345 Days
                            7/15/98     30,000          7.1250          11.3593         7.1250     8 Years  243 Days
                            7/15/98     25,000          7.1250          10.3750         7.1250     5 Years  345 Days
                            7/15/98      5,000          7.1250          12.3750         7.1250     5 Years  345 Days
                            7/15/98     30,000          7.1250           9.4375         7.1250     7 Years  171 Days

                                                        COMPENSATION AND STOCK OPTION COMMITTEE

                                                        John C. Bolger                  Federico Faggin

                             EXECUTIVE COMPENSATION

         The  following   table  shows  certain   information   concerning   the
compensation of each of the Company's Chief Executive  Officer and the Company's
four most highly  compensated  executive officers other than the Chief Executive
Officer of the  Company  who were  serving as  executive  officers at the end of fiscal  1999 for  services  rendered  in all  capacities  to the Company for the fiscal  years  ended  1999,  1998  and  1997  (together,  the  "Named  Executive
Officers").  This information includes the dollar values of base salaries, bonus awards, the number of stock options granted and certain other  compensation,  if any,  whether  paid or deferred.  The Company does not grant stock  appreciation rights and has no long-term compensation benefits other than stock options.

                                                      Summary Compensation Table

                                                                                         Long-Term
                                                                                        Compensation
                                                                                        ------------
                                              Annual Compensation                          Awards
                              -----------------------------------------------------    ---------------
                                                                                           Shares
Name and                      Fiscal                                Other Annual         Underlying        All Other
Principal Position             Year    Salary($)    Bonus($)(1)  Compensation($)(2)      Options(#)    Compensation($)(3)
-------------------------     ------- ------------ ------------- ------------------    --------------- ------------------

Leonard C. Perham.....         1999    $334,248    $   1,181        $     --             700,000 (4)        $2,029
Chief Executive Officer        1998     339,393        1,506              --             300,000                35
                               1997     351,848           --              --             120,000                --


Glenn Henry (5).......         1999     300,000       57,446              --             425,000 (4)            --
Former Senior Vice             1998     211,539      223,333              --             116,875                --
President                      1997     200,000      109,000              --              28,125                --
                               1999
                               1998
Jerry G. Taylor (6)...         1997     268,524          762           6,440             370,000 (4)            29
President                               211,409       50,906          45,571              90,000                35
                                        131,539      150,000          23,275             150,000                --


Chuen-Der Lien........         1999     217,260       19,601              --             231,543 (4)            29
Vice President, Chief          1998     213,860       23,920              --              30,000             4,000
Technical Officer              1997     191,557      407,224              --              30,000                --


David G. Cote (7).....         1999     190,523       15,538          15,000             140,600 (4)            24
Vice President, Sales          1998     165,622       20,000              --             120,000                --
and Marketing                  1997          --           --              --                  --                --

---------------

(1) Amounts listed in this column for fiscal 1999, 1998 and 1997 include cash paid under the Company's Profit Sharing Plan, as follows: Mr. Perham, $1,181, $1,506 and $0; Mr. Henry, $0, $0 and $0; Mr. Taylor, $762, $906
       and $0; Mr. Lien, $768, $920 and $12,374;  and Mr. Cote, $538, $0 and $0.
       All remaining amounts in this column represent performance bonuses.

(2) The amounts reflected for Mr. Taylor represents a housing relocation allowance. The amount reflected for Mr. Cote represents commissions.

(3) Amounts listed in this column represent the Company's contributions to individual 401(k) accounts of the Named Executive Officers, as well as tenure bonuses of $2,000 for Mr. Perham and $4,000 for Mr. Lien.

(4) Includes options for Common Stock granted prior to fiscal 1999 and repriced in fiscal 1999 as follows: Mr. Perham, 700,000 shares; Mr. Henry, 395,000 shares; Mr. Taylor, 210,000 shares; Mr. Lien, 156,000 shares; and Mr. Cote, 120,000 shares.

(5) As a result of the Company's sale of its Centaur Technology, Inc., subsidiary, Mr. Henry has left the Company on September 22, 1999.

(6) In July 1999, Mr. Perham resigned as President of the Company and Mr. Taylor was appointed President.

(7)    Mr. Cote joined the Company in April 1997.

         The following table contains information concerning the grant of stock options under the Company's 1994 Option Plan to the Named Executive Officers during fiscal 1999. In addition, there are shown the hypothetical gains or "option spreads" that would exist for the respective options based on assumed rates of annual compound stock appreciation of 5% and 10% from the date of grant over the full option term. Actual gains, if any, on option exercises are dependent on the future performance of the Company's Common Stock. The hypothetical gains shown in this table are not intended to forecast possible future appreciation, if any, of the stock price.

                                                     Option Grants in Fiscal 1999



                                                                                          Potential Realizable
                               Individual Grants                                                 Value
------------------------------------------------------------------------------------    At Assumed Annual Rates
                            Number of      % of Total                                        of Stock Price
                              Shares        Options                                           Appreciation
                            Underlying     Granted to       Exercise                       for Option Term(1)
                             Options       Employees         Price        Expiration    -----------------------
Name                        Granted(2)   in Fiscal 1999   ($/Share)(3)       Date           5%           10%
--------------------       -----------   --------------    ------------   ----------    ---------    ----------

Leonard C. Perham.....      700,000(4)        4.3%           $7.1250       7/14/05     $2,029,475    $4,729,189

Glenn Henry...........      395,000(4)        2.4             7.1250       7/14/05      1,145,204     2,668,614
                             30,000           0.2             7.0625       3/23/06         97,666       232,444

Jerry G. Taylor.......       30,000(5)        0.2             7.0625       6/24/05         86,613       201,981
                            210,000(4)        1.3             7.1250       7/14/05        608,843     1,418,757
                             80,000           0.5             4.3125       9/04/05        139,736       325,379
                             50,000           0.3             4.3125       9/04/05         87,335       203,362

Chuen-Der Lien........          543(6)        0.0             7.0625       5/15/05          1,539         3,578
                            156,000(4)        1.0             7.1250       7/14/05        452,283     1,053,934
                             30,000           0.2             7.0625       8/10/05         88,494       207,091
                             45,000(7)        0.3             4.3125       8/14/05         77,837       180,964


David G. Cote.........          600(6)        0.0             7.0625       5/15/05          1,700         3,954
                            120,000(4)        0.7             7.1250       7/14/05        347,910       810,718
                             20,000           0.1             7.0625       4/14/06         65,718       156,669

------------------

(1) In accordance with Securities and Exchange Commission (the "SEC") rules, these columns show gains that might exist for the respective options over the term of each option. This valuation model is hypothetical. If the stock price does not increase over the exercise price, compensation to the Named Executive Officer would be zero.

(2) Except as otherwise noted, the options shown in the table are non-qualified stock options that vest 25% approximately one (1) to two
       (2) years after the date of the grant, and thereafter in thirty six (36) monthly equal installments. The terms of the 1994 Option Plan provide that these options may become exercisable in full in the event of a change in control (as defined in the 1994 Option Plan).

(3) All stock options are granted at the fair market value on the date of grant. The exercise price and tax withholding obligations related to exercise may be paid by delivery of shares already owned and tax withholding obligations related to exercise may be paid by offset of the underlying shares, subject to certain conditions.

(4) Represents options granted prior to fiscal 1999 and repriced in fiscal 1999. These options continue to vest based on the vesting schedule of the replaced options.

(5)    Vests 100% approximately four (4) years after the date of the grant.

(6)    Vests 100% approximately one (1) year after the date of the grant.

(7) Vests 50% approximately two (2) years after the date of the grant, and 100% one (1) year thereafter.

         The following table shows the number of shares of Common Stock acquired by each of the Named Executive Officers upon the exercise of stock options during fiscal 1999, the net value realized upon exercise, the number of shares of Common Stock represented by outstanding stock options held by each of the Named Executive Officers as of March 28, 1999 and the value of such options based on the closing price of the Company's Common Stock at fiscal year-end
($6.1875).

                   Aggregated Option Exercises in Fiscal 1999 and Fiscal Year-End Option Values

                                                              Number of Shares                Value of Unexercised
                                                           Underlying Unexercised             In-the-Money Options
                                                          Options at Fiscal Year End           at Fiscal Year-End
                                                                    (#)(1)                           ($)(2)
                                                          ----------------------------    ---------------------------
                                Shares
                              Acquired on     Valued
Name                         Exercise (#)    Realized     Exercisable    Unexercisable    Exercisable   Unexercisable
----                         ------------    --------     -----------    -------------    -----------   -------------

Leonard C. Perham.......       100,000        $531,562     909,807         490,000       $1,818,543      $        --

Glenn Henry.............            --              --     250,000         175,000               --               --

Jerry G. Taylor.........            --              --      82,500         287,500               --          243,750

Chuen-Der Lien..........            --              --     161,333         152,210          208,625           84,375

David G. Cote...........            --              --      47,916          92,684               --               --

--------------------

(1)    "Value  Realized"   represents  the  fair  market  value  of  the  shares
       underlying the options on the date of exercise less the aggregate exercise price.

(2) These values, unlike the amounts set forth in the column entitled "Value Realized," have not been, and may never be, realized, and are based on the positive spread between the respective exercise prices of outstanding options and the closing price of the Company's Common Stock on March 26, 1999, the last day of trading for fiscal 1999.

                               EMPLOYMENT CONTRACT

         On January 25, 1999, the Company entered into an employment agreement with Glenn Henry, who is an executive officer and a Senior Vice President of the Company, as well as President of Centaur Technology, Inc. ("Centaur"), a wholly-owned subsidiary of the Company. Pursuant to the Agreement, Mr. Henry serves at the will of the Company's Board of Directors. In connection with the Company's sale of its Centaur Technology, Inc. subsidiary, Mr. Henry's employment agreement terminated, and Mr. Henry left the Company on September 22, 1999.

                      COMPENSATION COMMITTEE INTERLOCKS AND
                 INSIDER PARTICIPATION IN COMPENSATION DECISIONS

         The Company has a Compensation and Stock Option Committee of the Board of Directors, comprised of John C. Bolger and Federico Faggin, both of whom are outside directors. This Committee makes decisions regarding option grants to employees including executive officers. No interlocking relationship exists between the Board or the Compensation and Stock Option Committee and the board of directors or compensation committee of any other company, nor did any such interlocking relationship exist during fiscal 1999.

                                PERFORMANCE GRAPH

         The Performance Graph shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy
Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

         The Securities and Exchange Commission requires that the Company include in this Proxy Statement a line-graph presentation comparing cumulative, five-year stockholder returns on an indexed basis with (i) a broad equity market index and (ii) an industry index or peer group. Set forth below is a line graph comparing the percentage change in the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the Standard &
Poor's 500 Index and the Standard & Poor's Electronics (Semiconductors) Index for a period of five fiscal years. The Company's fiscal year ends on a different day each year because the Company's year ends at midnight on the Sunday nearest to March 31 of each calendar year. However, for convenience, the amounts shown below are based on a March 31 fiscal year end. "Total return," for the purpose of this graph, assumes reinvestment of all dividends.

                                [OBJECT OMITTED]

[The following  descriptive  data is supplied in accordance  with Rule 304(d) of
Regulation S-T)
                                                                       Cumulative Total Return
                                              ---------------------------------------------------------------------------
                                                  3/94        3/95         3/96         3/97         3/98         3/99

Integrated Device Technology, Inc.                 100         146           90           79          111           43
S&P 500 Index                                      100         116          153          183          271          321
S&P Electronics (Semiconductor) Index              100         120          132          281          307          465

                              CERTAIN TRANSACTIONS

         During fiscal 1998, Carl Berg, a director of the Company, acted as an uncompensated agent on behalf of a subsidiary of the Company in acquiring parcels of land for future corporate development. In September 1999, that subsidiary of the Company sold the land at its acquisition price to Acquisition Technology, Inc., of which Mr. Berg is president.

                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

         Section 16 of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers, and persons who own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the SEC and the Nasdaq National Market. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file.

         Based solely on the Company's review of the copies of such forms furnished to it and written representations from the executive officers and directors, the Company believes that all Section 16(a) filing requirements were met.

          STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

         Proposals of stockholders that are intended to be presented by such stockholders at the Company's 2000 Annual Meeting must be received by the Company no later than March 12, 2000, as the Company expects to mail proxy statements for its 2000 Annual Meeting in July 2000. Stockholders wishing to bring a proposal before the annual meeting for 2000 (but not include it in the Company's proxy material(s) must provide written notice of such proposal to the Secretary of the Company at the principal executive offices of the Company by May 26, 2000.

                                  OTHER MATTERS

         The Company knows of no other matters to be submitted to the Annual Meeting. However, if any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

                                           By Order of the Board of Directors



                                           Jerry Fielder
                                           Secretary

Dated:  October 29, 1999
Santa Clara, California

                       INTEGRATED DEVICE TECHNOLOGY, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                DECEMBER 14, 1999

The undersigned hereby appoints Jerry Taylor and David Mersten, or either of them, each with power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Integrated Device Technology, Inc. (the "Company") to be held at the Westin Hotel located at 5101 Great America Parkway, Santa Clara, California 95054 on December 14, 1999, at 9:30 a.m. P.S.T., and any adjournment or postponement thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting on the following matters:


                                                                   -------------
                                                                    See Reverse
                                                                       Side
                                                                   -------------


                                                                                                           -----    Please mark
                                                                                                             X      your choices
                                                                                                           -----    like this

----------------------------------   -----------------------------------
         ACCOUNT NUMBER                            COMMON

--------------------------------------------------------------------------------------------------------------------------------

1. ELECTION       FOR   WITHHELD                                FOR     AGAINST   ABSTAIN    -----------------------------------
   OF CLASS III  [   ]   [    ]    2. AMENDMENT OF 1984        [   ]     [   ]     [   ]     The Board of Directors recommends a
   DIRECTOR                           EMPLOYEE STOCK PURCHASE                                vote FOR the nominee  for  election
                                      PLAN                                                   and  FOR  Proposals  2 and 3.  THIS
                                                                                             PROXY WILL BE VOTED AS DIRECTED. IN
Nominee:   Carl E. Berg                                                                      THE  ABSENCE  OF  DIRECTION,   THIS
                                                                 FOR     AGAINST   ABSTAIN   PROXY   WILL  BE   VOTED   FOR  THE
                                   3. RATIFICATION OF          [   ]     [   ]     [   ]     COMPANY'S  NOMINEE FOR ELECTION AND
                                      SELECTION OF                                           FOR PROPOSALS 2 AND 3.
                                      PRICEWATERHOUSECOOPERS
                                      LLP, AS THE COMPANY'S                                  In  their  discretion,   the  proxy
                                      INDEPENDENT ACCOUNTANTS                                holders are authorized to vote upon
                                                                                             such other business as may properly
                                                                                             come  before  the  meeting  or  any
                                                                                             adjournment or postponement thereof
                                                                                             to the  extent  authorized  by Rule
                                                                                             14a-4(c) of the Securities Exchange
                                                                                             Act of 1934, as amended. THIS PROXY
                                                                                             IS SOLICITED ON BEHALF OF THE BOARD
                                                                                             OF DIRECTORS OF THE COMPANY.

                                                                                             -----------------------------------


                                                                                             Dated:                       , 1999
                                                                                                   ----------------------
                                                                                             -----------------------------------

                                                                                             -----------------------------------
                                                                                             Signature(s)

                                                                                             Please sign exactly as your name(s)
                                                                                             appear(s)     on     your     stock
                                                                                             certificate.  If shares are held of
                                                                                             record  in the names of two or more
                                                                                             persons  or in the name of  husband
                                                                                             and wife,  whether as joint tenants
                                                                                             or  otherwise,  both or all of such
                                                                                             persons  should sign the proxy.  If
                                                                                             shares  of stock are held of record
                                                                                             by a corporation,  the proxy should
                                                                                             be  executed  by the  president  or
                                                                                             vice president and the secretary or
                                                                                             assistant   secretary.   Executors,
                                                                                             administrators or other fiduciaries
                                                                                             who  execute  the above proxy for a
                                                                                             deceased  stockholder  should  give
                                                                                             their full  title.  Please date the
                                                                                             proxy.

                                                                                             WHETHER OR NOT YOU EXPECT TO ATTEND
                                                                                             THE MEETING, PLEASE COMPLETE, DATE,
                                                                                             SIGN AND PROMPTLY RETURN THIS PROXY
                                                                                             IN  THE   ENCLOSED,   POSTAGE  PAID
                                                                                             ENVELOPE SO THAT YOUR SHARES MAY BE
                                                                                             REPRESENTED AT THE MEETING.
                                                                                             -----------------------------------
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

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                                                                 SKU # IDT-PS-99